UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report

February 5, 2008

Date of earliest event reported: January 31, 2008

Capital One Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of 2008 Base Salary, Bonus and Long Term Incentive Awards

On January 31, 2008, the Independent Members of the Board of Directors of Capital One (the “Company”) and the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved a number of compensation related items for its named executive officers (the “Named Executive Officers”) as detailed below. These items exclude the Chief Executive Officer, whose 2008 compensation was determined on December 10, 2007 and was summarized in a Form 8-K filed by Capital One on December 11, 2007.

The compensation structure for the Named Executive Officers includes Base Salary, Annual Bonus and Long-Term Incentive Awards. The overall total 2008 compensation structure and target amounts approved for the Named Executive Officers did not increase materially over the total compensation paid to such officers in 2007. Increases in 2008 total target compensation for the Named Executive Officers, subject to actual company and individual performance over the course of the year, ranged from approximately 3% to 5% relative to 2007 targets.

Base Salary: The Independent Members of the Board and the Compensation Committee approved 2008 base salaries for its Named Executive Officers that reflect increases of 0% to approximately 5% over 2007 base salaries.

Annual Bonus: The Independent Members of the Board and the Compensation Committee approved performance metrics for the 2008 Annual Bonus awards. Bonus awards are based on both company and individual performance. Company performance will be measured based on Capital One’s operating expenses, revenue growth and charge-off levels in 2008. The Named Executive Officers’ individual target bonus award opportunity is based on his or her position and scope of responsibilities, as well as market compensation trends. Awards for the Company performance component may range from 0% to 200% of the target amount, while awards for the individual performance component may range from 0% to 150% of the target amount.

The 2008 annual bonus payments will be based on performance for the year ending December 31, 2008. At present, it is expected that 2008 Annual Bonuses will be awarded to the Named Executive Officers in March 2009.

Long-Term Incentive Awards: The Independent Members of the Board and the Compensation Committee approved the mix of vehicles for the delivery of Long-Term Incentive awards to the Named Executive Officers. The value of the awards will be delivered 50% through restricted stock and 50% through vehicles that will be determined later in 2008. Payouts on Long-Term Incentive awards may range from 0% to 125% of the target amount, depending on individual performance.

The 2008 Long-Term Incentive awards will be based on performance for the year ending December 31, 2008. At present, it is expected that 2008 Long-Term Incentive awards to the Named Executive Officers will be granted in February 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Date: February 5, 2008	/s/ John G. Finneran, Jr.
	Name:	John G. Finneran, Jr.
	Title:	General Counsel and Corporate Secretary